SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 14, 2016 (November 8, 2016)

NATIONAL HEALTH INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-10822 (Commission File Number)	62-1470956 (IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.01    Completion of Acquisition or Disposition of Assets

On November 8, 2016, National Health Investors ("NHI") completed the acquisition of an entrance-fee continuing care retirement community (“CCRC”), in North Branford, Connecticut, previously announced in a press release issued by the company on November 3, 2016. The community is leased to NHI’s current tenant, Senior Living Communities (“SLC”), headquartered in Charlotte, North Carolina. NHI’s total investment, including acquisition of the facility and other costs, is $74 million, and the lease term is 13 years at a lease rate of 6.77% with a 4% annual escalator on January 1, 2017 and 2018 and a 3% annual escalator thereafter. The investment was funded with a draw on NHI’s revolving credit facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:    /s/ Roger Hopkins
Name: Roger Hopkins
Title:     Principal Accounting Officer

Date:    November 14, 2016